Exhibit 3.110

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is

CNU TECHNOLOGIES OF INDIANA, LLC

2.	That a Certificate of Amendment was filed by the Secretary of State of Delaware on 8-22-12, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

The name of the entity should not have been changed.

4.	The Certificate is hereby corrected to read as follows:

The name of the limited liability company is changed to: CNU of Indiana, LLC

IN WITNESS ‘WHEREOF, the undersigned have executed this Certificate on the 6th  day of September, A.D. 2012.

By:	/s/ CURTIS LINSCOTT
Authorized Person

Name:	J. Curtis Linscott
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

CNU OF INDIANA, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to: CNU Technologies of Indiana, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of August, A.D. 2012.

By:	/s/ DAVID J. CLAY
Authorized Person(s)

Name:	David J. Clay
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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

Cash America Net of Indiana, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is changed to: CNU of Indiana, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 31st  day of August, A.D. 2011.

By:	/s/ CURTIS LINSCOTT
Authorized Person(s)

Name:	J. Curtis Linscott
Print or Type

Exhibit 3.110

CERTIFICATE OF FORMATION

OF

CASH AMERICA NET OF INDIANA, LLC

This Certificate of Formation of Cash America Net of Indiana, LLC, dated as of May 26, 2006, is being duly executed and filed by J. Curtis Linscott, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is Cash America Net of Indiana, LLC (the “Company”).

SECOND. The address of the registered office of the Company in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Capitol Services, Inc., 615 South DuPont Highway, Kent County, Dover, Delaware 19901.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ CURTIS LINSCOTT
J. Curtis Linscott
Authorized Person